UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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REX American Resources Corporation
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7720 Paragon Road
Dayton, Ohio 45459

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 7, 2016

The Annual Meeting of Shareholders of REX American Resources Corporation will be held at the Company’s corporate offices located at 7720 Paragon Road, Dayton, Ohio 45459 on Tuesday, June 7, 2016, at 2:00 p.m. EST, for the following purposes:

1. Election of eight members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 26, 2016 will be entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors EDWARD M. KRESS Secretary

Dayton, Ohio
May 3, 2016

Important Notice Regarding the Availability of Proxy Materials
for the Shareholders Meeting to be Held on June 7, 2016

The Proxy Statement, 2015 Annual Report and other soliciting materials are available at www.rexamerican.com by clicking on “Investors” and then clicking on the “Annual Reports” and “2015 Proxy” links.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

REX AMERICAN RESOURCES CORPORATION
7720 Paragon Road
Dayton, Ohio 45459

PROXY STATEMENT

Mailing Date
May 3, 2016

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX American Resources Corporation, a Delaware corporation (“REX” or the “Company”), for use for the purposes set forth herein at our Annual Meeting of Shareholders to be held on June 7, 2016 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors’ recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

We have one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 6,560,527 shares outstanding as of April 26, 2016. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 26, 2016 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a broker submits a proxy with respect to shares held in a fiduciary capacity (or “street name”) that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

If you hold shares in street name, you must vote by giving instructions to your broker or nominee. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters but is not permitted to use discretion to vote on non-routine matters, such as Item 1 (election of directors) in the Notice of Annual Meeting. We urge you to give voting instructions to your broker on all voting items.

Fiscal Year

All references in this Proxy Statement to a particular fiscal year are to REX’s fiscal year ended January 31. For example, “fiscal 2015” means the period February 1, 2015 to January 31, 2016.

ELECTION OF DIRECTORS
(Item 1)

Eight directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees are presently directors of REX.

If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. We have no reason to believe that any substitute nominee will be required.

Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality vote. A majority of votes cast means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non- votes will have no effect. If a non-incumbent nominee receives a greater number of votes cast “against” than cast “for”, that non-incumbent nominee is not elected to the Board. Any incumbent director nominee who receives a greater number of votes cast “against” than votes “for” shall continue to serve as a “holdover director” under Delaware law, but shall tender his or her resignation as a director. Within 90 days, the Board will decide, after taking into account the recommendation of the Nominating/Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board will promptly disclose its decision on a Form 8-K filed with the Securities and Exchange Commission.

Set forth below is certain information with respect to the nominees for director, including the experience, qualifications and skills we believe these individuals bring to the Board and qualify them to serve as directors.

STUART A. ROSE, 61, was appointed our Executive Chairman of the Board and Head of Corporate Development in 2015. Mr. Rose had served as our Chairman of the Board and Chief Executive Officer since our incorporation in 1984 as a holding company. Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio and Television, Inc., which he founded in 1980 to acquire the stock of a corporation which operated four retail stores. Mr. Rose’s past leadership and current position provides the Board with essential insight into the Company’s strategic activities.

LAWRENCE TOMCHIN, 88, retired as our President and Chief Operating Officer in 2004, a position he held since 1990, and remained a part-time employee and consultant until 2006. From 1984 to 1990, he was our Executive Vice President and Chief Operating Officer. Mr. Tomchin has been a director since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio and Television, Inc. in 1980 and served as Executive Vice President of Rex Radio and Television, Inc. after the acquisition. Mr. Tomchin’s service as our retired Chief Operating Officer provides the Board with additional perspective of the Company’s operations.

EDWARD M. KRESS, 66, has been our Secretary since 1984 and a director since 1985. Mr. Kress has been a partner of the law firm of Dinsmore & Shohl LLP (formerly Chernesky, Heyman & Kress P.L.L.), our legal counsel, since 1988. Mr. Kress has practiced law in Dayton, Ohio since 1974. Mr. Kress, a lawyer and our legal counsel, provides the Board with critical legal advice and perspective.

CHARLES A. ELCAN, 52, has been a director since 2003. Mr. Elcan is a founder and President of China Healthcare Corporation, organized in 2008 to build and operate hospitals in China. Mr. Elcan was Executive Vice President—Medical Office Properties of Health Care Property Investors, Inc. (HCP), a real estate investment trust specializing in health care related real estate, from 2003 to 2008, and served as the Chief Executive Officer and President of MedCap Properties, LLC, a real estate company located in Nashville, Tennessee that owned, operated and developed real estate in the healthcare field, from 1998 to 2003. (HCP acquired MedCap Properties in 2003.) From 1992 to 1997, Mr. Elcan was a founder and investor in Behavioral Healthcare Corporation (now Ardent Health Services LLC), a healthcare company that owns and operates acute care hospitals. Mr. Elcan, a founder of health care real estate companies, brings to the Board entrepreneurial experience and real estate expertise.

DAVID S. HARRIS, 56, has been a director since 2004 and Lead Director since 2015. Mr. Harris has served as President of Grant Capital, Inc., a private investment company, since 2002. During 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC (ABN). From 1997 to 2001, Mr. Harris served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC (ING). The investment banking operations of ING were acquired by ABN in 2001. From 1986 to 1997 Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Furman Selz was acquired by ING in 1997. Mr. Harris is also a director of Carrols Restaurant Group, Inc. where he is Chairman of the Audit Committee and serves on the Compensation Committee. Prior to its sale in 2015, Mr. Harris was a director of Steiner Leisure Limited, a worldwide provider in the fields of beauty, wellness and education. Mr. Harris served on the Audit Committee of Steiner Leisure Limited and was Chairman of its Compensation Committee. Mr. Harris' experience in investment banking, corporate finance and capital markets is valuable to the Board in developing strategy and evaluating senior management.

MERVYN L. ALPHONSO, 75, has been a director since 2007. Mr. Alphonso retired as Vice President for Administration and Chief Financial Officer of Central State University in 2007, a position he held since 2004. Mr. Alphonso has over 30 years of experience in the banking industry. He was President, Dayton District, KeyBank National Association from 1994 to 2000 and held various management positions with KeyBank of New York, N.A., Crocker National Bank and Bankers Trust Company. Mr. Alphonso served as a Peace Corps volunteer from 2001 to 2003. Mr. Alphonso’s experience in the banking industry and as a chief financial officer provides the Board with financial management expertise.

LEE FISHER, 64, has been a director since 2011. Mr. Fisher is President and Chief Executive Officer of CEOs for Cities, a non-profit national organization of urban leaders focused on revitalizing American cities. Mr. Fisher is also a Senior Fellow with the Levin College of Urban Affairs at Cleveland State University and an Urban Scholar with the College of Urban Planning and Public Affairs at the University of Illinois-Chicago. Mr. Fisher served as Lieutenant Governor of Ohio from 2007 to 2011, including as Director of the Ohio Department of Development. Mr. Fisher was a director of REX from 1996 to 2006. He served as President and Chief Executive Officer of the Center for Families and Children, a private non-profit human services organization, from 1999 to 2006. Mr. Fisher was a partner in the law firm of Hahn Loeser & Parks LLP from 1995 to 1999, served as Ohio Attorney General from 1991 to 1995, State Senator and State Representative, Ohio General Assembly, from 1981 to 1990, and practiced law with Hahn Loeser & Parks from 1978 to 1990. Mr. Fisher was formerly a director of OfficeMax Incorporated. Mr. Fisher brings to the Board experience and understanding of government, public affairs, economic development, and regulatory and public policy.

ZAFAR RIZVI, 66, was appointed our Chief Executive Officer and a director in 2015. Mr. Rizvi has been our President and Chief Operating Officer since 2010, was Vice President from 2006 to 2010, and has been President of Farmers Energy Incorporated, our alternative energy investment subsidiary, since 2006. From 1991 to 2006, Mr. Rizvi was Vice President—Loss Prevention. Mr. Rizvi’s knowledge of the Company’s alternative energy investments and operations provides the Board with operational perspective and promotes efficiencies in communications between management and the Board.

Robert Davidoff, a director since 1984 and a member of the Audit Committee, Compensation Committee (Chairman) and Nominating/Corporate Governance Committee, passed away on October 27, 2015. His financial knowledge, business experience, acumen and contributions to the Board will be greatly missed.

Board of Directors

Our Board of Directors currently consists of eight directors. The Board has determined that five of the eight directors, Charles A. Elcan, David S. Harris, Mervyn L. Alphonso, Lee Fisher and Lawrence Tomchin, are independent within the meaning of Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. Robert Davidoff, who served as a director until his death in October 2015, and J. Dennis Hastert, who resigned as a director in May 2015, were also determined to be independent within applicable NYSE definitions.

To be considered independent, the Board must determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, among others. Our Board has established the following guidelines, consistent with Section 303A.02 of the NYSE listing standards, to assist it in determining independence of directors.

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•

A director who receives, or whose immediate family member receives, more than $120,000 during any 12-month period in direct compensation from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (not contingent in any way on continued service), is not independent until three years after he or she does not receive more than $120,000 of such compensation during any 12-month period. (Compensation received by an immediate family member for service as a non-executive employee need not be considered in determining independence under this test.)

•

A director who is a partner or employee of the Company’s internal or external auditor, or whose immediate family member is a partner of such a firm, or an employee of such a firm and personally works on the Company’s audit, or a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, is not independent.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives at the same time serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•

A director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

Messrs. Harris, Alphonso, Fisher and Tomchin have no relationships with the Company other than being a director. Mr. Elcan has only an indirect, immaterial relationship with the Company.

Elcan & Associates, Inc., a firm owned by Mr. Elcan’s brother, provides real estate brokerage services to REX. Because Mr. Elcan has no financial interest or involvement in Elcan & Associates, nor any involvement in REX’s business activities with Elcan & Associates, and the amount of our annual payments to Elcan & Associates falls within our director independence guidelines, the Board has determined that the relationship is not a material relationship affecting Mr. Elcan’s independence.

Our Board of Directors held one meeting during the fiscal year ended January 31, 2016. The average attendance by incumbent directors at Board and Board Committee meetings was 100%.

Directors are invited and encouraged to attend our annual meeting of shareholders. All directors attended the 2015 Annual Meeting.

The non-management directors have the opportunity to meet at executive sessions without management following Audit Committee meetings. The presiding director for each executive session is the Lead Director selected by the independent directors.

Board Leadership Structure

The Board is responsible for periodically evaluating the leadership structure of the Company’s Board of Directors, including whether to combine or separate the roles of Chairman of the Board and Chief Executive Officer. The Board recognizes that different structures may be appropriate at different times or under different circumstances and believes it is important to retain the flexibility to have structures best suited to the Company’s specific characteristics or circumstances. If the offices of Chairman of the Board and Chief Executive Officer are held by the same person, or if the Chairman is not independent, the Board will annually elect an independent director to serve in a lead capacity.

In June 2015, the Board appointed Zafar Rizvi Chief Executive Officer of the Company. Mr. Rizvi was also appointed a director to fill a vacancy on the Board. Mr. Rizvi succeeded Stuart A. Rose as Chief Executive Officer, who had served as Chairman and CEO since 1984. Mr. Rose was appointed Executive Chairman and Head of Corporate Development. The Board believes this leadership structure is appropriate and will provide consistent oversight and implementation of corporate strategy, operations and executive succession.

In June 2015, the Board elected David S. Harris to serve as Lead Director. The Lead Director’s responsibilities include, among others, the following:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•	Serve as principal liaison between the Chairman and the independent directors.

•	Approve information sent to the Board, meeting agendas for the Board, and meeting schedules to assure there is sufficient time for discussion of all agenda items.

•	Authority to call meetings of the independent directors.

•	Be available, when appropriate, for consultation and direct communication with shareholders.

Board Role in Risk Oversight

The Board administers its risk oversight function principally through the Audit Committee. The Audit Committee oversees financial, legal, regulatory and operational risks and risk management. The Committee receives periodic reports from members of senior management who supervise day-to-day risk management activities on specific risks to the Company, risk management and risk mitigation. The Audit Committee reports to the full Board as appropriate. Overall review of risk is inherent in the full Board’s consideration of long-term strategies and in the transactions and other matters presented to the Board. The Board’s role in risk oversight has no effect on its leadership structure.

Board Committees

Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Executive Committee.

Audit Committee. The Audit Committee assists Board oversight of the integrity of the financial statements of the Company, our compliance with legal and regulatory requirements, the independent accountants’ qualifications and independence, and the performance of the Company’s internal audit function and independent accountants. The Audit Committee is directly responsible for the appointment, retention and oversight of the work of the independent accountants. The Audit Committee acts pursuant to a written charter. The members of the Audit Committee are Messrs. Harris (Chairman), Alphonso and Fisher. All members of the Audit Committee are independent within the meaning of applicable NYSE listing standards and rules of the Securities and Exchange Commission (“SEC”). The Board has determined that Mr. Harris is an audit committee financial expert as defined by applicable SEC rules and that all members of the Audit Committee are financially literate within the meaning of NYSE listing standards. The Audit Committee met five times during fiscal 2015.

Compensation Committee. The Compensation Committee has direct responsibility to review and approve CEO compensation, makes recommendations to the Board with respect to non-CEO compensation and compensation plans, and administers the Company’s stock plans. The Compensation Committee acts pursuant to a written charter. The members of the Compensation Committee are Messrs. Harris, Alphonso and Fisher. All members of the Compensation Committee are independent within the meaning of applicable NYSE listing standards. The Compensation Committee met three times during fiscal 2015.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, recommends for the Board’s selection a slate of director nominees for election to the Board at the annual meeting of shareholders, develops and recommends to the Board the Corporate Governance Guidelines applicable to the Company, and oversees the evaluation of the Board and management. The Nominating/Corporate Governance Committee acts pursuant to a written charter. The members of the Nominating/Corporate Governance Committee are Messrs. Alphonso (Chairman), Harris and Fisher. All members of the Nominating/Corporate Governance Committee are independent within the meaning of applicable NYSE listing standards. The Nominating/Corporate Governance Committee met once during fiscal 2015.

The Board seeks director candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and shareholders. In identifying and evaluating director candidates, the Nominating/Corporate Governance Committee may consider a number of attributes, including experience, skills, judgment, accountability and integrity, financial literacy, time, industry knowledge, networking/contacts, leadership, independence from management and other factors it deems relevant. The Nominating/Corporate Governance Committee also considers diversity of professional experience, skills and individual qualities and attributes in identifying director candidates. The Nominating/Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current directors and specific needs of the Company and the Board. The Nominating/Corporate Governance Committee may solicit advice from the CEO and other members of the Board.

The Nominating/Corporate Governance Committee will consider director candidates recommended by our shareholders. Shareholders must submit the name of a proposed shareholder candidate to the Nominating/Corporate Governance Committee at our corporate offices by the date specified under “Shareholder Proposals.”

Executive Committee. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends. The members of the Executive Committee are Messrs. Rose and Rizvi. The Executive Committee took no action during fiscal 2015.

Code of Ethics, Corporate Governance Guidelines and Committee Charters

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. A copy of the Code of Business Conduct and Ethics has been filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2004 and is posted on our website www.rexamerican.com.

We have adopted a set of Corporate Governance Guidelines addressing director qualification standards, director responsibilities, director access to management and independent advisors, director compensation and other matters. A copy of the Corporate Governance Guidelines is posted on our website www.rexamerican.com.

The charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are posted on our website www.rexamerican.com.

Procedures for Contacting Directors

Shareholders and interested parties may communicate with the Board, the non-management directors as a group, or a specific director by writing to REX American Resources Corporation, 7720 Paragon Road, Dayton, Ohio 45459, Attention: Board of Directors, Non-Management Directors or [Name of Specific Director]. All communications will be forwarded as soon as practicable to the specific director, or if addressed to the Non-Management Directors to the Chairman of the Audit Committee, or, if addressed to the Board, to the Chairman of the Board or other director designated by the Board to receive such communications.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objectives of our executive compensation program are to motivate and retain our key employees, to tie annual incentives to corporate performance and profitability, and to provide long-term incentives for executives to create shareholder value.

We considered the results of the shareholder advisory vote on executive compensation in 2014. We believe the approval received shows that shareholders support our executive compensation decisions and policies.

Elements of Executive Compensation

The elements of our executive compensation program are discussed below.

Base Salary. Base salaries of our executive officers reflect individual job responsibilities, with consideration for past contributions and length of service. Base salary levels generally are set at levels below that of salaries paid to executive officers of other public companies in the ethanol industry in recognition of their annual incentive opportunities. For comparative purposes, we review base salaries paid by companies in our industry peer group, including Pacific Ethanol, Inc. and Green Plains Inc. We do not engage in benchmarking in setting or adjusting base salaries. The base salary of Mr. Rizvi was increased in fiscal 2015 upon his appointment as our Chief Executive Officer. Base salaries of our Executive Chairman and former CEO, Mr. Rose, and our CFO, Mr. Bruggeman, were unchanged for fiscal 2015.

Annual Incentive Program. Our annual incentive program is designed to reward executive officers for corporate performance and to incentify those individuals to contribute to corporate profitability. Annual incentives are based on corporate performance and profitability measures. There are no individual performance goals or objectives.

For fiscal 2015, the annual incentive opportunities for our executive officers were based upon and determined as a specific percentage of our pre-tax income, subject to individual maximum payouts for the year. The specific percentage of pre-tax income for each executive officer was determined on a scaled basis considering each officer’s overall responsibilities and contributions to corporate performance and operations. We define pre-tax income for purposes of our annual incentive program as pre-tax income less income attributable to non-controlling interests, adding back incentive and stock compensation expense.

We chose the foregoing measures to incentivize our executive officers to grow profits. Specific quantitative corporate performance factors and measures for determining individual annual incentive awards are described under “Employment Agreements” and “Grants of Plan-Based Awards” following the Summary Compensation Table.

The annual incentive program for executive officers includes a “clawback” provision. For purposes of computing awards under the program, in the event of a loss in any fiscal year, pre-tax income utilized in computing awards in subsequent years is reduced dollar for dollar until the cumulative reduction equals the amount of the earlier loss. In the year the earlier loss is fully recovered, individual caps on annual incentive payouts are increased 100% to enable some or all of a foregone incentive award for a prior loss year(s) to be recouped. We believe the clawback ensures that executive incentive awards are paid based on cumulative pre-tax income (net of losses) and provides incentive to focus on long-term, sustained earnings growth.

Annual incentive awards are determined and paid on a formula basis without discretion to increase or decrease award amounts.

Long-Term Incentive Awards. In fiscal 2015, our Board of Directors adopted and shareholders approved the REX 2015 Incentive Plan. The Incentive Plan provides for grants of a variety of long-term incentives to officers, employees, directors and consultants of the Company, including restricted stock, restricted stock units, stock options, stock appreciation rights, unrestricted stock and performance awards payable in cash or stock. The Incentive Plan replaced the Company’s 1995 and 1999 Omnibus Stock Incentive Plans. We had not granted stock options since 2004.

To strengthen the link between our annual incentive program and long-term corporate performance, one-third of the annual incentive award earned by each executive officer will be paid in an award of restricted stock under the Incentive Plan. Restricted stock exposes executives to both upside and downside equity performance risk.

Employment, Termination and Change in Control Arrangements

We have employment agreements with each of our named executive officers which cover base salary, annual incentive award opportunities, and potential payments upon termination or change in control. Upon a termination without cause, or for good reason within 12 months following a change in control, the executive is entitled to his salary for the remainder of the employment period, and a cash payment equal to 200% of the total incentive bonus paid for the prior fiscal year, but not less than $500,000. The Compensation Committee determined these payment amounts based upon competitive practices at the time the employment agreements were approved. The purpose of providing these severance benefits is to compensate executives in the event of a termination of employment not reflective of individual performance and to assure that executives focus on a smooth transition of management and operation of the Company in the event of a change in control.

Stock Award Grant Policy

The Board and the Compensation Committee believe that establishing fixed grant dates in advance, to the extent possible, is important to assure the integrity of the stock-based award granting process. Accordingly, the Board and the Compensation Committee determined that the annual grant of restricted stock awards to non-employee directors, and the restricted stock grants to executive officers in payment of one-third of their annual incentive award earned for the fiscal year, will be made on June 15.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee of our Board of Directors determines the compensation paid to our CEO and other executive officers. Our CEO recommends base salary levels and annual incentive opportunities for non-executive officers. All annual incentive payments to executive officers are approved by the Compensation Committee.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the company’s chief executive officer or any of its other four highest paid executive officers. This limitation does not apply to “performance-based” compensation, as defined under federal tax laws, under a plan approved by shareholders.

For 2015, the annual incentive awards payable to Messrs. Rizvi, Bruggeman and Rose were made under the REX 2015 Incentive Plan to qualify the awards as “performance-based” compensation.

The Compensation Committee considers anticipated tax treatment when reviewing executive compensation, but does not limit executive compensation to amounts deductible under Section 162(m) in order to maintain flexibility to structure compensation programs.

Compensation Review and Competitive Assessments

During 2014 and 2015, the Compensation Committee undertook a review of REX’s executive compensation program and policies in connection with executive succession and retention planning and board leadership structure. In June 2014, the Compensation Committee engaged Pearl Meyer & Partners,

LLC (“Pearl Meyer”), an outside independent compensation consultant, to assess the competitiveness of REX’s current executive compensation program and to review the competitiveness of REX’s non-executive director compensation. Pearl Meyer delivered their assessments, recommendations and advice to the Compensation Committee in late 2014. Pearl Meyer provided no other or additional services to the Compensation Committee or REX.

In performing its assessments, Pearl Meyer developed a Company-approved peer group of 14 companies1 from which data was matched to REX executive officers and non-executive directors, and board survey data reflecting industry–and size–appropriate comparators. Pearl Meyer concluded in their assessments that:

•

On an overall basis, total direct compensation of REX’s named executive officers (CEO, COO and CFO) is below the competitive range at the 35th percentile of the market, due mainly to a combination of low base salaries, large annual incentives, and no annual long-term incentive awards.

•

REX’s total annual Board compensation is positioned below the peer group 25th percentile. While the annual cash retainer is positioned at the peer group 45th percentile, REX’s other competitive positioning are also all below the 25th percentile because REX does not provide any Committee compensation (except to the Audit Committee Chair) or equity compensation to non-executive directors.

Determinations for 2015

Based in part on the Pearl Meyer competitive assessments, the Compensation Committee made the following determinations with respect to REX’s executive compensation program for fiscal 2015:

•

The Compensation Committee approved and the Company entered into employment agreements with Mr. Rizvi as CEO, Mr. Bruggeman as CFO and Mr. Rose as Executive Chairman, which are described under “Employment Agreements.”

•

The Compensation Committee determined that one-third of the annual incentive award earned by our executive officers for fiscal 2015 will be paid in an award of restricted stock under the Incentive Plan, which are described under “Grants of Stock-Based Awards.”

•

The Compensation Committee approved modifications to the compensation arrangements for directors with respect to cash fees and restricted stock awards, which are described under “Director Compensation Arrangements.”

Compensation Committee Report

The Compensation Committee of the Board of Directors of REX American Resources Corporation has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for our 2016 annual meeting of shareholders.

DAVID S. HARRIS
MERVYN L. ALPHONSO
LEE FISHER

[1] The peer group companies (ticker) are Green Plains Inc. (GPRE), Darling Ingredients Inc. (DAR), Renewable Energy Group, Inc. (REGI), W&T Offshore Inc. (WTI), Pacific Ethanol, Inc. (PEIX), Par Petroleum Corporation (PARR), EXCO Resources Inc. (XCO), Bill Barrett Corp. (BBG), Legacy Reserves LP (LGCY), Landec Corp. (LNDC), FutureFuel Corp. (FF), Rentech, Inc. (RTK), Clean Energy Fuels Corp. (CLNE) and Aemetis, Inc. (AMTX).

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards (1)($)	Non-Equity Incentive Plan Compensation (2)($)	All Other Compensation (3)($)	Total ($)
Zafar Rizvi(4)	2015	222,152	490,198	980,397	200	1,692,947
Chief Executive Officer	2014	199,070	—	1,000,000	200	1,199,270
and President	2013	199,070	—	1,000,000	200	1,199,270
Douglas L. Bruggeman	2015	275,700	245,099	490,198	200	1,011,197
Vice President—Finance,	2014	275,700	—	1,000,000	200	1,275,900
Chief Financial Officer and Treasurer	2013	275,700	—	587,615	200	863,515
Stuart A. Rose(5)	2015	154,500	359,479	718,957	—	1,232,936
Executive Chairman of	2014	154,500	—	1,000,000	—	1,154,500
the Board	2013	154,500	—	1,000,000	—	1,154,500

(1)

Represents one-third of award earned by the named executive officer under our annual incentive program payable in restricted stock based on the closing price of REX common stock on June 15, 2016 with a vesting period of three years. See “Grants of Plan-Based Awards.”

(2)	Amounts in this column reflect incentive awards earned under our annual incentive program. See “Grants of Plan-Based Awards.”

(3)	Amounts in this column for fiscal 2015 reflect $200 401(k) matching contribution on behalf of each named executive officer other than Mr. Rose.

(4)	Mr. Rizvi was appointed Chief Executive Officer on June 2, 2015.

(5)	Mr. Rose served as Chief Executive Officer until June 2, 2015 and thereafter served as Executive Chairman of the Board.

Employment Agreements

We have employment agreements with Zafar Rizvi, our Chief Executive Officer and President, Douglas L. Bruggeman, our Vice President—Finance, Chief Financial Officer and Treasurer, and Stuart A. Rose, our Executive Chairman of the Board and Head of Corporate Development. The employment agreements are effective as of February 1, 2015 for a period of two years through January 31, 2017, and automatically renew for subsequent one year periods unless earlier terminated by resignation, death, total disability or termination for cause, or unless terminated by either party upon 180 days notice.

Mr. Rizvi’s employment agreement provides for:

•	An annual base salary of $225,000.

•	The opportunity to earn an annual incentive bonus equal to 3% of the earnings before income taxes of REX, as defined, subject to a maximum incentive bonus of $2,000,000 in any fiscal year.

Mr. Bruggeman’s employment agreement provides for:

•	An annual base salary of $275,700.

•	The opportunity to earn an annual incentive bonus equal to 1.5% of the earnings before income taxes of REX, as defined, subject to a maximum incentive bonus of $1,500,000 in any fiscal year.

Mr. Rose’s employment agreement provides for:

•	An annual base salary of $154,500.

•	The opportunity to earn an annual incentive bonus equal to 2.2% of the earnings before income taxes of REX, as defined, subject to a maximum incentive bonus of $1,500,000 in any fiscal year.

In addition, each employment agreement provides for:

•

In the event of termination by us without cause, as defined, the employee is entitled to (i) the balance of his salary for the remainder of the employment period, (ii) a cash bonus payment equal to 200% of the total incentive bonus paid for the prior fiscal year, but in no event less than $500,000 and (iii) the right to exercise any awards held under any incentive plan maintained by us whether or not such award is otherwise exercisable or has vested.

•

In the event of termination by us for cause, as defined, the employee is entitled to (i) his salary computed pro rata to the date of termination and (ii) bonus payment computed pro rata based on the date of termination.

•

In the event of termination due to death, total disability or voluntary termination of employment, the employee or his estate is entitled to (i) his salary computed pro rata to the date of termination, (ii) bonus payment computed pro rata based on the date of termination and (iii) the right to exercise any awards held under any incentive plan maintained by us whether or not such award is otherwise exercisable or has vested and, in the case of voluntary termination, if employee has obtained 20 years of service and attained age 55.

•

In the event the employee terminates employment for good reason, as defined, within 12 months following a change in control, as defined, the employee is entitled to (i) the balance of his salary for the remainder of the employment period, (ii) a cash bonus payment equal to 200% of the total incentive bonus paid for the prior fiscal year, but in no event less than $500,000 and (iii) the right to exercise any awards held under any incentive plan maintained by us whether or not such award is otherwise exercisable or has vested.

•	The right to participate in all employee benefit plans.

•	Restrictions on the use of confidential information, and restrictions on competition for a period of one year following termination of employment.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each named executive officer in fiscal 2015 under our annual incentive program.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target (1)($)	Maximum ($)
Zafar A. Rizvi	0	1,000,000	2,000,000
Douglas L. Bruggeman	0	1,000,000	1,500,000
Stuart A. Rose	0	1,000,000	1,500,000

(1)

Target amounts are not determinable at the time of grant. SEC rules require us to provide a representative amount based on the previous fiscal year’s performance if the target amount is not determinable. Target amounts shown are representative amounts based on fiscal 2014 performance.

Mr. Rizvi’s annual incentive award opportunity, which is set forth in his employment agreement, is earned at 3% of earnings before income taxes of REX, as defined, subject to a maximum $2,000,000 incentive payout for the year.

Mr. Bruggeman’s annual incentive award opportunity, which is set forth in his employment agreement, is earned at 1.5% of earnings before income taxes of REX, as defined, subject to a maximum $1,500,000 incentive payout for the year.

Mr. Rose’s annual incentive award opportunity, which is set forth in his employment agreement, is earned at 2.2% of earnings before income taxes of REX, as defined, subject to a maximum $1,500,000 incentive payout for the year.

For fiscal 2015, Mr. Rizvi earned an annual incentive of $1,470,595, Mr. Bruggeman earned an annual incentive award of $735,297, and Mr. Rose earned an annual incentive award of $1,078,436. These incentive awards were based on REX achieving $49,019,825 pre-tax income less non-controlling interests plus bonus and stock compensation expense.

One-third of each executive’s annual incentive award (Mr. Rizvi $490,198, Mr. Bruggeman $245,099 and Mr. Rose $359,479) will be paid in an award of restricted stock based on the closing price of REX common stock on June 15, 2016 vesting in one-third installments on the first three anniversaries of the grant. The two-thirds balance of each executive’s annual incentive award (Mr. Rizvi $980,397, Mr. Bruggeman $490,198 and Mr. Rose $718,957) is paid in cash.

Potential Payments Upon Termination or Change in Control

The employment agreements with our named executive officers provide for the following compensation payable upon termination of employment:

•

In the event of termination without cause, or in the event the executive terminates employment for good reason within 12 months following a change in control, the executive is entitled to (i) the balance of his salary for the remainder of the employment period, (ii) a cash bonus equal to 200% of the total incentive bonus paid for the prior fiscal year, but not less than $500,000 and (iii) the right to exercise any awards under any incentive plan whether exercisable or unexercisable, vested or unvested.

o

“Good reason” includes a reduction in the executive’s salary or bonus opportunity, significant diminution in the executive’s position, authority or duties, work relocation outside the Dayton, Ohio metropolitan area, and our breach of the employment agreement.

o

“Change in control” includes any person acquiring 25% or more of outstanding REX common stock, incumbent directors or their Board approved successors ceasing to constitute a majority of the REX board of directors, or a merger or other reorganization resulting in less than 50% of the outstanding voting shares of the surviving or resulting company being owned by REX shareholders determined immediately prior to the event.

•

In the event of termination due to death, total disability or voluntary termination, the executive or his estate is entitled to (i) his salary computed pro rata to the date of termination, (ii) bonus payment computed pro rata based on the date of termination and (iii) the right to exercise any awards under any incentive plan whether exercisable or unexercisable or vested or unvested, assuming in the case of voluntary termination the executive has obtained 20 years of service and attained age 55.

•	In the event of termination by us for cause, the executive is entitled to his salary and bonus payment computed pro rata to and based upon the date of termination.

Termination Without Cause or for Good Reason. If the employment of our executive officers were terminated without cause, or terminated for good reason following a change in control, as of January 31, 2016, our executive officers would be entitled to the following lump sum amounts:

Name	Salary (1)	Incentive Award (2)	Accelerated Vesting of Restricted Stock (3)	Total
Zafar Rizvi	$225,000	$2,941,190	—	$3,166,190
Douglas L. Bruggeman	275,700	1,470,594	—	1,746,294
Stuart A. Rose	154,500	2,156,872	—	2,311,372

(1)	Salary from February 1, 2016 to January 31, 2017.

(2)	200% of total incentive award earned for fiscal 2015.

(3)	Dollar value of vested and unvested restricted stock.

Termination on Death, Total Disability or Voluntary Termination. If the employment of our executive officers were terminated due to death, total disability or voluntary termination, as of January 31, 2016, our executive officers or their estates would be entitled to the following lump sum amounts:

Name	Salary	Incentive Award	Accelerated Vesting of Restricted Stock	Total
Zafar Rizvi	—	$1,470,595	—	$1,470,595
Douglas L. Bruggeman	—	735,297	—	735,297
Stuart A. Rose	—	1,078,436	—	1,078,436

Our executive officers are subject to non-competition provisions for a period of one year following termination of employment for any reason, as well as confidentiality provisions, in their employment agreements.

All unvested shares of restricted stock automatically vest upon death, total disability, termination of employment without cause, voluntary termination of employment after 20 years of service and attaining age 55, termination of employment for good reason within 12 months following a change in control, and any other event specified in an applicable employment agreement. In the event of a change in control, unvested restricted stock will be subject to the definitive agreement governing the change in control.

Director Compensation for Fiscal 2015

The following table sets forth information concerning the compensation of our non-employee directors for fiscal 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Total ($)
Lawrence Tomchin	45,000	25,000	70,000
Robert Davidoff(2)	60,000	25,000	85,000
Edward M. Kress	—	25,000	25,000
Charles A. Elcan	45,000	25,000	70,000
David S. Harris	62,500	50,000	112,500
Mervyn L. Alphonso	47,500	25,000	72,500
Lee Fisher	47,500	25,000	72,500
J. Dennis Hastert(3)	56,250	—	56,250

(1)

The aggregate number of outstanding restricted stock awards granted to non-employee directors of REX at January 31, 2016 are 396 for each of Messrs. Tomchin, Davidoff, Kress, Elcan, Alphonso and Fisher and 792 for Mr. Harris.

(2)	Mr. Davidoff served as a director until his death on October 27, 2015.

(3)	Mr. Hastert resigned as a director on May 29, 2015.

Director Compensation Arrangements

Directors who are not officers or employees of REX are paid an annual retainer of $45,000 per year (plus reasonable travel expenses) and a $5,000 per year retainer if they serve on one or more Board committees. The Chairman of the Audit Committee and the Lead Director are each paid an additional $12,500 per year retainer.

Non-employee directors receive an annual $25,000 grant of restricted stock under the 2015 Incentive Plan based on the closing price of REX common stock on the date of grant vesting in one-third installments on the first three anniversaries of the grant. The Chairman of the Audit Committee and the Lead Director each receive an additional $12,500 annual grant of restricted stock with a vesting period of three years.

Compensation Policies and Risk

We believe the compensation policies and practices for our employees do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.

Our compensation program consists of fixed and variable components. The fixed portion, base salary, provides stable income regardless of Company performance or stock price. The variable portion, annual incentive and restricted stock awards, awards both short-term and long-term corporate performance.

Our annual incentive program is based on the Company’s earnings before income taxes. We believe that basing annual incentives on pre-tax income encourages executives to focus on growing profits rather than other measures such as gross revenues which may incentivize executives to increase sales without regard to operating costs. We cap each executive’s total annual incentive award which we believe reduces the incentive to engage in excess risk taking as incentive payments are limited. We have used pre-tax income as our annual incentive performance measure for several years without evidence that it has increased our risk profile.

Long-term performance is reflected in restricted stock awards that vest in installments over several years and grow in value if our stock price increases over time. We believe that our restricted stock awards and the clawback provision in our annual incentive program create a disincentive to engage in short-term risk taking which could ultimately harm the Company’s long-term performance and stock price.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders(1)	—	$—	546,832
Equity compensation plans not approved by security holders	—	$—	—

Total	—	$—	546,832

(1)	Includes the REX American Resources Corporation 2015 Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of April 26, 2016 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of REX Common Stock by each director and nominee for director, each named executive officer, all directors and executive officers as a group and those persons or groups known by us to own more than 5% of our Common Stock.

For purposes of this table, a person is considered to “beneficially own” any shares if the person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 26, 2016) sole or shared power (i) to vote or to direct the voting of the shares or (ii) to dispose or to direct the disposition of the shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

Name and Address	Common Stock Beneficially Owned
	Number	Percent (1)
Stuart A. Rose(2)	650,758	9.9%
7720 Paragon Road
Dayton, Ohio 45459
Lawrence Tomchin(3)	151,251	2.3%
7720 Paragon Road
Dayton, Ohio 45459
Edward M. Kress(4)	63,140	1.0%
Fifth Third Center
One South Main St., Suite 1300
Dayton, Ohio 45402
Charles A. Elcan(5)	15,092	*
3100 West End Avenue, Suite 500
Nashville, Tennessee 37203
David S. Harris(6)	264	*
24 Avon Road
Bronxville, New York 10708
Mervyn L. Alphonso(7)	1,132	*
5 Royal Birkdale Drive
Springboro, Ohio 45066
Lee Fisher(8)	132	*
PO Box 22388
Cleveland, Ohio 44122
Zafar A. Rizvi	50,860	*
7720 Paragon Road
Dayton, Ohio 45459
Douglas L. Bruggeman	33,000	*
7720 Paragon Road
Dayton, Ohio 45459
All directors and executive officers as a group(9) (9 persons)	965,629	14.7%
JPMorgan Chase & Co.(10)	829,700	12.6%
270 Park Avenue
New York, New York 10017
Dimensional Fund Advisors LP(11)	603,611	9.2%
Building One
6300 Bee Cave Road
Austin, Texas 78746

Name and Address	Common Stock Beneficially Owned
	Number	Percent (1)
BlackRock, Inc.(12)	545,539	8.3%
55 East 52nd Street
New York, New York 10055
Renaissance Technologies LLC(13)	370,900	5.7%
800 Third Avenue
New York, New York 10022

*	One percent or less.

(1)

Percentages are calculated on the basis of the number of shares outstanding on April 26, 2016 plus the number of shares of restricted stock held by the person or group that will vest within 60 days after April 26, 2016.

(2)

Includes 443,854 shares held by the Stuart Rose Family Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, chief executive officer and one of three members of the board of trustees, the other two being members of his immediate family.

(3)	Includes 132 shares of restricted stock.

(4)	Includes 5,000 shares held by Mr. Kress as a co-trustee of the Tomchin Family Trust and 132 shares of restricted stock.

(5)	Includes 132 shares of restricted stock.

(6)	Includes 264 shares of restricted stock.

(7)	Includes 132 shares of restricted stock.

(8)	Includes 132 shares of restricted stock.

(9)	Includes 924 shares of restricted stock.

(10)

Based on a Schedule 13G filing dated January 21, 2016. JPMorgan Chase & Co., as parent holding company of JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc. and JPMorgan Asset Management (UK) Limited, has sole power to vote 752,725 shares, shared power to vote and dispose of 150 shares and sole power to dispose of 823,500 shares.

(11)

Based on a Schedule 13G filing dated February 9, 2016. Dimensional Fund Advisors LP, a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts. In its or its subsidiaries’ role as investment adviser, sub-adviser or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the shares owned by these funds, trusts and accounts. Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares.

(12)

Based on a Schedule 13G filing dated January 22, 2016. BlackRock, Inc., as parent holding company of BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares of class reported), BlackRock Institutional Trust, N.A. and Blackrock Investment Management, LLC, has sole power to vote 533,867 shares and sole power to dispose of 545,539 shares.

(13)

Based on a Schedule 13G filing dated February 11, 2016. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, on behalf of certain funds and accounts managed by Renaissance Technologies LLC, have sole power to vote and sole power to dispose of 370,900 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of ownership and changes of ownership of REX Common Stock with the Securities and Exchange Commission. We believe that during fiscal 2015 all filing requirements applicable to our directors and executive officers were met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2015, REX paid the law firm of Dinsmore & Shohl LLP, of which Edward M. Kress is a partner, a total of $355,216 for legal services. Mr. Kress is a member of our Board of Directors.

We believe the fees paid to Dinsmore & Shohl LLP for legal services were comparable to terms that we could have obtained from unaffiliated third parties and fair to the Company.

Review and Approval of Transactions with Related Persons

We review all financial transactions, arrangements or relationships between REX and our directors, executive officers, their immediate family members and our significant shareholders to determine the materiality of the related person’s interest, whether it creates a conflict of interest, and whether it is on terms comparable to arm’s length dealings with an unrelated party or otherwise fair to us. We have developed internal controls and processes for identifying related party transactions, including annual director and officer questionnaires. All related party transactions are reviewed by our legal counsel for disclosure in our proxy statement. Related party transactions are reviewed and approved by our CEO, unless our legal counsel determines that the amount involved, persons involved, significance or other aspects of the transaction require review and approval by the disinterested members of our Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as REX’s independent registered public accounting firm for the fiscal year ended January 31, 2016, and has served in that capacity since 2002. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

The Board of Directors annually appoints the independent registered public accounting firm for the Company after receiving the recommendations of the Audit Committee, typically following the Annual Meeting. No recommendation of the Audit Committee has been made concerning the appointment of the independent registered public accounting firm for the fiscal year ending January 31, 2017.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed REX for the fiscal years ended January 31, 2016 and 2015 by Deloitte & Touche LLP:

	Fiscal 2015	Fiscal 2014
Audit Fees(1)	$437,879	$441,962
Audit-Related Fees(2)	7,500	—
Tax Fees(3)	153,320	144,732
All Other Fees(4)	2,145	2,145

Total	$600,844	$588,839

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. This category included fees related to the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” This category included fees related to a Form S-8 registration statement and review of the Company’s response to an SEC comment letter.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees paid for a web based accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current fiscal year, subject to a specified dollar limit. Any material service not included in the approved list of services, and all services in excess of the pre-approved dollar limit, must be separately pre-approved by the Audit Committee. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee all services performed and fees charged to date by the firm pursuant to the pre-approval policy. None of the fees billed by our independent registered public accounting firm for Audit-Related, Tax and Other Services described above were approved by the Audit Committee after the services were rendered pursuant to the de minimus exception under SEC rules.

Audit Committee Report

The Audit Committee assists Board oversight of the integrity of the financial statements of the Company. The Audit Committee is comprised of nonemployee directors who meet the independence and financial experience requirements of applicable NYSE listing standards and SEC rules. The Audit Committee operates under a written charter.

Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

The Committee reviewed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the independent registered public accounting firm’s written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

The Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

DAVID S. HARRIS, Chairman
MERVYN L. ALPHONSO
LEE F ISHER

OTHER BUSINESS

Solicitation of Proxies

The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

Other Matters

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. If other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

Shareholder Proposals

Proposals by shareholders intended to be presented at REX’s 2017 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 7720 Paragon Road, Dayton, Ohio 45459 on or before January 3, 2017 in order to be considered for inclusion in our proxy materials for that meeting. Shareholder proposals intended to be submitted at the 2017 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at our corporate offices on or before March 17, 2017. If we do not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.

Shareholder recommendations for director candidates must be received by the Nominating/Corporate Governance Committee at our corporate offices on or before January 3, 2017 to be considered for nomination in connection with the 2017 Annual Meeting. Names submitted after this deadline will not be considered.

By Order of the Board of Directors EDWARD M. KRESS Secretary

May 3, 2016
Dayton, Ohio

ANNUAL MEETING OF SHAREHOLDERS OF

REX AMERICAN RESOURCES CORPORATION

June 7, 2016

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.rexamerican.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

00003333333300000000 4	060716

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	ELECTION OF DIRECTORS
INSTRUCTION: Please mark your vote for each nominee separately
				FOR	AGAINST	ABSTAIN
			Stuart A. Rose	☐	☐	☐

			Lawrence Tomchin	☐	☐	☐

			Edward M. Kress	☐	☐	☐

			Charles A. Elcan	☐	☐	☐

			David S. Harris	☐	☐	☐

			Mervyn L. Alphonso	☐	☐	☐

			Lee Fisher	☐	☐	☐

			Zafar Rizvi	☐	☐	☐

		2.	IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

REX AMERICAN RESOURCES CORPORATION

Proxy for Annual Meeting of Shareholders
June 7, 2016

The undersigned hereby appoints Stuart A. Rose and Zafar Rizvi and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX AMERICAN RESOURCES CORPORATION, a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 7, 2016, at 2:00 p.m. and any adjournments thereof.

(Continued, and to be signed, on the other side)

1.1	14475